Exhibit (j)(1)




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm under the caption "Financial Highlights" in the Balanced Portfolio, Small-Cap Growth Portfolio (formerly, Fasciano Portfolio), Growth Portfolio, Guardian Portfolio, International Portfolio, Lehman Brothers Short Duration Bond Portfolio, Mid-Cap Growth Portfolio, Partners Portfolio, Regency Portfolio and Socially Responsive Portfolio (ten of the Portfolios of the Neuberger Berman Advisers Management Trust) (collectively the "Portfolios") Prospectuses, and "Independent Registered Public Accounting Firm" and "Financial Statements" for the Portfolios and the Real Estate
Portfolio Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 58 to the Registration Statement (Form N-1A, No. 2-88566) of our reports dated February 12, 2008 for Balanced Portfolio, Small-Cap Growth Portfolio, Growth Portfolio, Guardian Portfolio, Lehman Brothers Short Duration Bond Portfolio, Mid-Cap Growth Portfolio, Partners Portfolio, Regency Portfolio and Socially Responsive Portfolio, and our report dated February 21, 2008 for International Portfolio, on the financial statements and financial highlights of the Portfolios, included in the Portfolios' Annual
Reports to Shareholders of Neuberger Berman Advisers Management
Trust dated December 31, 2007.



                                      /s/ Ernst & Young LLP

Boston, Massachusetts
April 25, 2008